Effective January 1, 2013

AMENDED AND RESTATED

BY LAWS OF BULOVA TECHNOLOGIES GROUP, INC.

ARTICLE I

Effectiveness, Seal and Fiscal Year

Section 1. Seal. The seal of this corporation shall have inscribed on it the name of this corporation; the date of its organization, and the words "Corporate Seal, State of Florida".

Section 2. Fiscal Year. The fiscal year of this corporation shall be December 31.

Section 3. Effectiveness. These By-laws shall become effective upon the assent of a majority of the shareholders by either oral affirmation or part of any written consent of a majority of the shareholders.

ARTICLE II

SHAREHOLDERS MEETING

Section 1. Place of Meetings. Meetings of the shareholders shall be held at the office of the corporation or at any other place (within or without the state of Florida) the Board of Directors or shareholders may from time to time select.

Section 2. Action in Lieu of Annual Meeting. The corporation shall not be obligated to hold an annual meeting of the shareholders so long as written notification of the status and finances of the corporation are delivered to each shareholder on an annual basis. In addition, the corporation must provide a written ballot for the election of Directors in each annual notice. Should an annual meeting be called, it shall be held at the time and place designated by the Board of Directors of the corporation.

a) The corporation shall hold an annual meeting of the shareholders if it receives written demand for said meeting by shareholders holding at least (40%) forty percent of the shares eligible to vote. Should the Board of Directors receive a sufficient number of demands pursuant to this sub-section, the corporation shall hold an annual meeting within 30 days of receipt of sufficient notice. Shareholder's signed demands for an annual meeting pursuant to this sub-section shall be delivered by certified U.S. mail to the corporation's principal office.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the President, by the Board of Directors, or by the holders of fifty percent (50%) or more of the shares entitled to vote

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any appearance or action taken by a shareholder regarding a meeting shall constitute a waiver of his/her notice rights.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is taken; and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting a notice of the adjourned meeting shall be given as provided in the preceding section to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Closing of Transfer Books and Fixing of Record Date. For the purpose of determining the shareholders' entitled to: notice of, or to vote at, any meeting of shareholders or any adjournment thereof; or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date in which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to: notice of, or to vote at, any meeting of shareholders or shareholders entitled to receive payment of a divided, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of the shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting

Section 7. Voting Record. If the corporation has ten (10) or more shareholders of record, the officers or agent (which shall be the Secretary unless the Board of Directors otherwise designates) having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or with the address of and the number and class and series, if any, of shares held by each. The shareholders list must be available for inspection, by any shareholder, for a period of ten (10) days prior to such meeting, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 8. Shareholder Quorum and Voting Unless required in the Articles of Incorporation, By-Laws or Shareholder's Agreement, a majority of the shares entitled to vote, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, unless otherwise required in the Articles of Incorporation, a majority of the shares of such

class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, unless otherwise required in the Articles of Incorporation, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by the Corporation.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

Treasury shares and shares of stock of this corporation downed by another corporation, shall not be voted, directly or indirectly, at any meeting and shall not count in determining the total number of outstanding shares at any given time.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof unto his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

Shares held by a administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares without a transfer of such shares into his name.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable share has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 10. Waiver of Notice. A shareholder, either before or after a shareholders' meeting, may waive notice of the meeting; and his or her waiver shall be deemed the equivalent of giving notice. Attendance of a shareholder at a shareholders' meeting shall constitute a waiver of notice of the meeting unless the shareholder attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 11. Proxies. Every shareholder entitled to vote at a meeting of shareholder or to express consent or dissent without a meeting of shareholders' except the duly authorized attorney-in-fact for a shareholder, may vote the shareholder's shares on person or proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. The proxy shall be effective when received by the Corporation. No Proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer time period is specifically provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one (1) is present then that one (1), may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 12. Voting Trusts. Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of a voting trust

certificate has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder or record of voting trust certificates either in person or by agent or attorney, at any reasonable time or any proper purpose.

Section 13. Shareholders' Agreements. Subject to any restriction imposed by law, any two (2) or more shareholders of this Corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of this Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

Section 14. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and the total shares entitled to vote thereon.

Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by the Florida General Corporation Act, the notice shall contain a clear statement of the rights of shareholders dissenting therefore to be paid the fair value of their shares upon compliance with further provisions of said Act regarding the rights of dissenting shareholders.

ARTICLE III

DIRECTORS

Section 1. Authority/Function. All executive and corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors, subject to the Articles of Incorporation or Shareholders Agreement. Should a conflict be found between these By-Laws and the Shareholders Agreement, the terms and provisions of these By-Laws shall prevail. This section shall pertain to all issues involving the transfer of a substantial portion of the corporation's assets as well as all decisions involving or affecting the corporation's treasury stock, forward and reverse splits and increases in the number of authorized shares.

Section 2. Qualifications. Directors need not be residents of this state or shareholders of this Corporation.

Section 3. Compensation. The shareholders shall have the authority to fix the compensation of Directors and Officers.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the Corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements including financial statements and other financial data in each case prepared or presented by:

a) One (1) or more officers or employees, of the Corporation, whom the director reasonably believes to be reliable and competent in the matters presented;

b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

c) A committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its

designated authority, which committee the director reasonably believes to committee merits confidence.

A Director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his or her duties in compliance with this section shall have no liability by reason of being or having been a Director of the corporation.

Section 5. Presumption of Assent. A director of the Corporation, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6. Number. This Corporation shall have up to (5) Directors, with two classes, "inside" Directors and "outside" Directors. The status of any individual serving on the Board regarding SEC stock transactions shall be determined by these classifications. "Inside" Directors shall serve for two year staggered terms, while "outside" Directors shall serve one year terms. The Chairman shall be considered an "inside" Director. Action shall be taken by a majority of Directors sitting at any time, regardless of the existence of any vacancies on the 5 member Board. The Board shall elect a Chairman to serve as the person to preside over the Board and its meetings. The number of Directors may be increased or deceased from time to time by resolution of the shareholders adopted at any duly called special or regular meeting of the shareholders or by written action in accordance with these bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director.

Section 7. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first organized meeting of shareholders, and until his or her successor shall have been elected and qualified or until his or her earlier resignation removal from office or death.

a) At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and

until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8. Vacancies. Unless otherwise required in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote, or written consent of a majority of the remaining Directors. A Director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. Any vacancy which finds the Boara of Directors devoid of any human beings, shall not be construed as the corporation being devoid of a Board of Directors and the shareholders shall act to elect replacements as soon as reasonably possible.

Section 9. Removal of Directors. At any meeting of shareholders, or by written consent of a majority of Shareholders without a meeting, any director or the entire Board of Directors may be removed, with or without out cause, by a majority vote of the shareholders then entitled to vote at an election of directors.

Section 10. Quorum and Voting. A majority of the Directors fixed by these Bylaws shall constitute a quorum for the transaction of business, provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining Directors until the vacancy has been filled,

Section 11. Resignation. Any Director may resign, at any time, by giving the Corporation written notice. The resignation of any of any Director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the board may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

Section 12. Director Conflicts of Interest. No contract or other transaction between this corporation and one or more of its directors or any corporation, firm, association or entity in which one or more of the directors are Directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the board of Directors a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose if:

a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorized, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

b) The contract of transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders. Factors which must be used in determining whether a subject contract is fair include evidence of prior contracts submitted to the Board, and current industry standards. Any contract being examined pursuant to this section shall presumed reasonable until and unless clear and convincing evidence is produced by a party challenging its fairness.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 13. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

Section 14. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice on any date established by the Board of Directors.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before, during or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and alt objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the Directors of the Corporation, present, whether or not a quorum exists, may adjourn any meeting of the Board of

Director to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the president of the corporation or by any one (1) Director.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 15. Action Without a Meeting. Any action required to be taken at a meeting of the Directors of the Corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote. Action taken under this section is effective when the last Director signs the consent, unless the consent specifies a different effective date.

ARTICLE IV

OFFICERS

Section 1. Officers. The officers of the Corporation shall consist of a President, Vice President, Secretary and Treasurer, each of whom shall be elected or appointed by a majority of the Board of Directors, as allowed by law, and such other officers and assistant officers and agents as may be deemed necessary may be elected as allowed by law, or the Articles of Incorporation, or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a President, Vice President, Secretary or Treasurer shall not affect the existence of this Corporation.

Section 2. Duties. The officers of this Corporation shall have the following duties:

The President shall be the chief executive officer of the Corporation, shall generally supervise and control all of the business and affairs of the Corporation subject to the directions and control of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors. The President is authorized to maintain on file with the Secretary of State an up-to-date listing of the Corporation's principals. All statements and other documents required for these purposes may be signed by the President on behalf of the Corporation.

The Vice President, if elected, shah have such duties as are allocated to him or her by the President. In the absence of the President, the Vice President shall preside at all meetings of the shareholders and the Board of Directors and shall exercise the duties of the President until his or her return.

The Secretary shall have the custody of, and shall maintain, the seal of the corporation and all of the records of the Corporation, except the financial records; shall record the minutes of all meetings of the shareholders and the Board of Directors, send all notices of meeting out, and shall perform such other duties as may be, from time to time, assigned to him by the Board of Directors or the President.

The Treasurer shall have custody and care of all corporate funds and the financial records of the corporation; shall keep full and accurate accounts of receipts and disbursements and render accounts thereof, at the annual meeting of shareholders and whenever else required by the Board of Directors or the President, and shall perform such duties, as may be prescribed by the Board of Directors or the President.

The duties of other officers, and other duties of these officers, may be prescribed from time to time by resolution of the Board of Directors.

Section 3. Removal of Officers. Any officer or agent may be removed, at any time, with or without cause, by a majority vote of the Board of Directors.

Except as otherwise provided in the Articles of Incorporation, any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders authorize the Directors to remove such officer or agent.

Except as provided in the Articles of Incorporation, removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. <u>Delegation of Duties.</u> Whenever an officer is absent or whenever for any reason the Board of Directors may deem desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE V

STOCK CERTIFICATES

Section 1. <u>Issuance.</u> Every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which he is entitled.

Section 2. <u>Form</u>. Certificates representing shares, in this Corporation, shall be signed by the President or Vice President and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof.

Every certificate representing shares, which are restricted as to the sale, disposition or other transfer of such shares, shall state that such shares are restricted as to the transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state, upon the face thereof, the name of the Corporation, and that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; and the number and class of such shares and the designation of the series, if any, the certificates represents, and the par value of said shares, if any.

Section 3. <u>Transfer of Shares.</u> Shares of the Corporation shall be subject to certain transfer restrictions as referenced by the language contained on the face of the Share certifiactes. These restrictions shall provide a right to first purchase any and all Shares proposed to be transferred, by the Corporation if so directed by a 75% vote of the Board of Directors, or any remaining Shareholders, on a pro rata basis, if the Corporation does not elect to purchase said

Shares, Nothing in. these By-Laws shall be constructed to discount any Transferor's sale. Any exercise of pre-emptive rights, by either the Corporation, or any remaining Shareholder shall he required to offer and deliver the identical consideration sought by the proposed transferor. The exercise of these pre-emptive rights, by either the Corporation or any remaining Shareholders, shall be initiated in writing with in thirty (30) days of receipt of written Notice of a Proposed Transfer, by either the Corporation or the Corporation's attorney.

Section 4. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate:

a) Makes proof, in affidavit form, that the certificate has been lost, destroyed or wrongfully taken;

b) Requests the issue of a new certificate, before the Corporation has notice that the certificate has been acquired by a purchase for value in good faith and without notice of any adverse claim; and satisfies any other reasonable condition imposed by the Corporation.

ARTICLE VI

BOOKS AND RECORDS

Section 1. Books and Records.

a) This Corporation shall keep correct and complete books and records of account and shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all action taken by the shareholders and/or Board of Directors, and committees of directors.

b) This Corporation shall maintain accurate accounting records.

c) This Corporation shall keep, at its registered office or principal place of business, or at the office of its transfer agent Or registrar, a record of all shareholders, and the number, class and series, if any, of the shares held by each.

d) This Corporation shall keep a copy of its articles or restated articles of incorporation and any amendments thereto currently

in effect; its bylaws or restated bylaws and all amendments currently in effect; all written communication to all shareholders within the past three (3) years; the financial statement of the corporation for the past three (3) years; a list of the name and business street address of its current directors and officers and its most recent annual report delivered to the Department of State.

e) This Corporation shall maintain its books, records and minutes in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders' Inspection Rights. A shareholder, including a beneficial owner of shares held in a voting trust or by a nominee on his behalf, upon written good faith demand, made at least five (5) days in advance, stating with reasonable particularity his purpose therefore, shall have the right to examine and copy, in person or by agent or attorney, during regular business hours of the Corporation, at the Corporation's principal office, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and Board of Directors and committee of Board of Directors to make extracts therefrom, in accordance with Florida Statute Section 607.1602 & 607.1603.

Section 3. Financial Information.

a) Not later than four (4) months after the close of each fiscal year, this Corporation shall prepare, and furnish to each shareholder, a balance sheet showing, in reasonable detail, the financial condition of the Corporation, as of the close of its fiscal year, a profit and loss statement showing the results of the operations, of the Corporation, during its fiscal year, and a statement of cash flow for the fiscal year.

The annual financial statements must be accompanied by the report of the certified public account who prepared the statement or, if not prepared by a certified public accountant, then a statement by the president or treasurer stating that, to his best knowledge and belief, the statements were prepared in accordance with generally accepted accounting principals.

b) The balance sheets and profit and loss statements of the Corporation shall be filed in the registered office of the Corporation, shall be kept for at least seven (7) calendar years from the date of filing of such returns, whether timely or not.

ARTICLE VII

DISTRIBUTIONS

Section 1. Permitted. The Board of Directors of this Corporation may, from time to time, declare, and the Corporation may make distributions to, its shareholders entitled to its shareholders in cash, property or its own shares, except when the payment thereof would prevent the Corporation from paying its debts as they become due in the usual course of business or if after the distribution the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights, if any, upon the dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Section 2. Penalties for Unlawful Distribution. A Director who votes for or assents to a distribution in violation of Art. VII, or the Articles of Incorporation, is personalty liable to the Corporation for the amount of the distribution that exceeds what could have been distributed without violating Art. VII if it is established that he did not perform his duties in compliance with Paragraph Art. III Sec. 4 herein.

ARTICLE VIII

SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or in proxy, at any meeting of shareholders of, or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities, and to otherwise exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in other corporations.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification.

a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or

matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article IX or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

d) Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in these By-laws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the Stockholders of the Corporation.

e) Expenses (including attorneys' fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an

official capacity and as to action in another capacity while holding such office.

g) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

h) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer,

employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

ARTICLE X

AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by action of a majority of the Board of Directors.